EXHIBIT 4.24


            TERMINATION OF PLEDGE, TRUST AND INTERCREDITOR AGREEMENT

         TERMINATION OF PLEDGE, TRUST AND INTERCREDITOR AGREEMENT, dated as of January 30, 1998 (this "Termination Agreement"), among NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP, a New Jersey limited partnership ("NJEALP"), NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP, a Massachusetts limited partnership ("NEALP" and, together with NJEALP, the "Pledgors"), THE SANWA BANK, LIMITED, NEW YORK BRANCH, as "Bank Agent," as a "Bank" and as the "Letter of Credit Bank" (each as defined in the Pledge Agreement referred to below), SANWA BANK TRUST COMPANY OF NEW YORK, in its capacity as trustee (together with its successors in such capacity, the "Trustee") for the benefit of the Secured Parties (as defined in the Pledge Agreement), STATE STREET BANK AND TRUST COMPANY, in its capacity as "Collateral Agent" (as defined in the Pledge Agreement) under the Collateral Agency Agreement referred to below, and STATE STREET BANK AND TRUST COMPANY, in its capacity as "Bond Trustee" under the Bond Indenture referred to below.

         WHEREAS, pursuant to the Credit Agreement, dated as of December 1, 1994 (as amended, the "Credit Agreement"), among the Pledgors, the Bank Agent, the Bank and the Letter of Credit Bank, the Letter of Credit Bank agreed to issue and renew letters of credit (the "Letters of Credit") in support of certain obligations of the Pledgors under the Power Purchase Agreements referred to therein as well as certain other obligations referred to therein;

         WHEREAS, IEC Funding Corp., a Delaware corporation (the "Issuer"), entered into the trust indenture, dated as of November 15, 1994, as supplemented by the first supplemental trust indenture, dated as of November 15, 1994 (the "Original Bond Indenture"), with the Pledgors and the Bond Trustee, pursuant to which the Issuer's 8.43% Senior Secured Notes due 2000, 9.16% Senior Secured Notes due 2002, 9.32% Senior Secured Bonds due 2007 and 9.77% Senior Secured Bonds due 2010, currently outstanding in the aggregate principal amount of $490,286,720, were issued;

         WHEREAS, in connection with the Credit Agreement and with the Original Bond Indenture, and as a condition to the obligations of the Letter of Credit Bank to issue and to renew the Letters of Credit and of the Banks to make working capital loans to the Pledgors, the Pledgors, the Bank Agent, the Letter of Credit Bank, the Trustee, the Collateral Agent and the Bond Trustee entered into the Pledge, Trust & Intercreditor Agreement dated as of December 1, 1994 (the "Pledge Agreement");

         WHEREAS, in connection with the Bond Indenture and certain other agreements, the Pledgors and the Secured Parties (as such term is defined in the Collateral Agency Agreement) entered into the Collateral Agency Agreement, dated as of December 1, 1994 (the "Collateral Agency Agreement"), which provides, among other things, for (a) the exercise by the Collateral Agent of certain rights and remedies under the Amended and Restated Assignment and Security Agreement and under certain other Security Documents (the "Security Documents") referred to therein and (b) the priority of their respective security interests created by the Security Documents;


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         WHEREAS, pursuant to the Purchase Agreement, dated as of November 21,
1997 (the "Purchase Agreement"), among Intercontinental Energy Corporation, a Delaware corporation and the sole general partner of each of NJEALP and NEALP, and the limited partners of each of NJEALP and NEALP, as sellers (the "Sellers"), and Northeast Energy, L.P., a Delaware limited partnership ("NE LP"), Northeast Energy, LLC, a Delaware limited liability company ("NE LLC"), ESI Northeast Energy Funding, Inc. a Florida corporation ("ESI Funding") and Tractebel Power, Inc. ("Tractebel"), a Delaware corporation, as buyers (collectively, the "Buyers"), on January 14, 1998 (i) NE LP and NE LLC purchased from the Sellers all of the general and limited partnership interests in the Pledgors and (ii) ESI Funding and Tractebel purchased 7,500 issued and outstanding shares of Common stock of the Issuer (the "Acquisition");

         WHEREAS, after the consummation of the Acquisition, the sole partners of both Pledgors are NE LP and NE LLC, which are directly or indirectly wholly-owned by special purpose subsidiaries of ESI Energy, Inc. and Tractebel Power, Inc.;

         WHEREAS, in connection with the Acquisition, (i) the Issuer, the Pledgors and the Bond Trustee executed and delivered a Second Supplemental Trust Indenture, which amends and supplements the Original Bond Indenture (the "Second Supplemental Bond Indenture" and together with the Original Bond Indenture, the "Bond Indenture"), and (ii) the Pledgors and the other parties to the Credit Agreement executed and delivered an amendment to the Credit Agreement (the "Credit Agreement Amendment") to reflect, among other things, the Acquisition;and

         WHEREAS, following the Acquisition, the Pledgors arranged for the delivery to the Power Purchasers of new letters of credit in substitution for the Letters of Credit issued by the Letter of Credit Bank and for the delivery to the issuers of such new letters of credit of a guaranty in lieu of the Pledged Deposits and Pledged Investments required by the Pledge Agreement;

         NOW, THEREFORE, in consideration of the premises and as provided in the Credit Agreement and the Pledge Agreement, the parties hereto hereby agree as follows:

         Section 1. Definitions. All capitalized terms not defined herein shall have the meanings assigned thereto in the Pledge Agreement. Terms defined in the introductory paragraph or in the preambles or other provisions hereof shall have the meanings assigned therein.

         Section 2. Termination Date and Withdrawal of Collateral. The Pledgors hereby notify the Bank Agent that, effective as of the date hereof, they are terminating in entirety (a) the Working Capital Loan Commitment (as defined in the Credit Agreement) and (b) the L/C Commitment (as defined in the Credit Agreement). The Bank Agent hereby waives any further or additional notice of such termination and the parties confirm that such Working Capital Loan

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Commitment and L/C Commitment are hereby terminated in their entirety. Subject to the payment to the Bank Agent of any fees, expenses, reimbursements or other amounts due to it under the Credit Agreement, including without limitation, any fees due under Section 4.1 or Section 7 of the Credit Agreement and the reimbursement of costs and expenses under Section 13 of the Credit Agreement, and except as provided in Section 14.7 of the Credit Agreement, the Bank Agent hereby confirms that no Bank Obligations are outstanding under the Credit Agreement. Subject to receipt by the Letter of Credit Bank of the original of each outstanding Letter of Credit for cancellation and the written confirmation thereof from each beneficiary to each Letter of Credit reasonably satisfactory to the Letter of Credit Bank, the parties agree that the Termination Date is January 30, 1998. As provided in subsection 3.4(d) of the Pledge Agreement, the Bank Agent hereby directs the Trustee to withdraw the Pledged Deposits deposited in the Accounts and to liquidate the Pledged Investments credited to the Accounts and, upon written confirmation from the Bank Agent that all amounts due to it under the Credit Agreement have been paid in full and from the issuers of the new letters of credit that such issuers have received an FPL Capital Guarantee (as defined in the Bond Indenture), to pay over to or at the direction of the General Partner of the Pledgors all of such proceeds and deposits, after deducting for its own account any amounts due to it under Section 7.1 and
Section 7.18 of the Pledge Agreement. Each of the parties hereto agrees that upon such payment of such proceeds and deposits by the Trustee, the Trustee shall be released and discharged from its duties and responsibilities under the Pledge Agreement or with respect to the Collateral.

         Section 3. Joinder and Release. Each of the Collateral Agent and the Bond Trustee joins in the request and direction of the Bank Agent to the Trustee set forth in Section 2 hereof and each party to this Termination Agreement agrees that the Pledgors shall be released from their obligations under the Pledge Agreement, that the Collateral shall be released and that the Collateral and the proceeds thereof shall be paid over to or at the direction of the General Partner of the Pledgors.

         Section 4. Counterparts. This Termination Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to constitute but one and the same instrument.

         Section 4. Governing Law. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of New York.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the 30th day of January, 1998.


                                    NORTHEAST ENERGY ASSOCIATES,
                                    A LIMITED PARTNERSHIP



                                    By: NORTHEAST ENERGY, LP,
                                        its sole general partner


                                    By: ESI Northeast Energy GP, Inc.,
                                        General Partner


                                    By: /s/ Glenn E. Smith
                                         -----------------
                                    Name: Glenn E. Smith
                                    Title: Vice President



                                    By: Tractebel Northeast Generation GP, Inc.,
                                        General Partner



                                    By: /s/ Charles Vetters
                                       --------------------
                                    Name: Charles Vetters
                                    Title: Vice President



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                                    NORTH JERSEY ENERGY ASSOCIATES,
                                    A LIMITED PARTNERSHIP


                                    By:  NORTHEAST ENERGY, LP,
                                         its sole general partner



                                    By:  ESI Northeast Energy GP, Inc.,
                                         General Partner


                                    By:  /s/ Glenn E. Smith
                                    Name: Glenn E. Smith
                                    Title: Vice President


                                    By: Tractebel Northeast Generation GP, Inc.,
                                        General Partner


                                    By:  /s/ Charles Vetters
                                    Name: Charles Vetters
                                    Title: Vice President


                                    THE SANWA BANK, LIMITED, NEW YORK BRANCH, as Bank Agent, as Bank and as Letter of Credit Bank


                                    By: /s/ Thomas R. Cantello
                                        ----------------------
                                    Name: Thomas R. Cantello
                                    Title: Vice President


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                                   SANWA BANK AND TRUST COMPANY OF NEW YORK,
                                   as Trustee


                                   By: /s/ Peter P. Kearns
                                   Name: Peter P. Kearns
                                   Title: Vice President



                                   STATE STREET BANK AND TRUST COMPANY,
                                   as Collateral Agent and Bond Trustee



                                   By: /s/ Paul D. Allen
                                   --------------------------
                                   Name: Paul D. Allen
                                   Title: Vice President